UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006
HUB INTERNATIONAL LIMITED
(Exact name of Registrant as specified in its charter)
Canada
(State or Other Jurisdiction of Incorporation)

1-31310 (Commission File Number)	36-4412416 (I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604
(877) 402-6601
(Address of principal executive offices and telephone number, including area code)
n/a
(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     Hub International Limited (the “Corporation”) held an Annual and Special Meeting of Shareholders on May 4, 2006 at which a resolution approving the Amended and Restated Hub International Limited 2005 Equity Incentive Plan (“Amended and Restated 2005 EIP”) was approved and adopted by a majority of the votes held by person or by proxy at the meeting. The Amended and Restated 2005 EIP authorizes the Compensation Committee of the board of directors of the Corporation to make cash annual incentive awards and long-term incentive compensation awards, which will enable the Corporation to tie awards to key executives to the achievement of specific performance goals. The Compensation Committee approved for fiscal 2006 a grant of performance awards under the Amended and Restated 2005 EIP to each member of the Corporation’s Executive Management Team (“EMT Members”) in the form of restricted share units, subject to approval of the Amended and Restated EIP by the Corporation’s shareholders. Forms of the performance awards for (1) the Corporation’s Chief Executive Officer and (2) other EMT Members, which are intended to be used for fiscal 2006 and subsequent years, are attached as exhibits to this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Performance Award under the Hub International Limited Amended and Restated 2005 Equity Incentive Plan for the Corporation’s Chief Executive Officer.

10.2	Form of Performance Award under the Hub International Limited Amended and Restated 2005 Equity Incentive Plan for other members of the Corporation’s Executive Management Team.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006

HUB INTERNATIONAL LIMITED

	By:	/s/ W. KIRK JAMES

	Name:	W. Kirk James
	Title:	Chief Corporate Development Officer and Secretary